UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Southside Bancshares, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Southside Bancshares, Inc. a Texas corporation (“Southside Bancshares”), is filing these definitive additional soliciting materials with the U.S. Securities and Exchange Commission in connection with the solicitation of proxies from its shareholders for its 2014 Annual Meeting of Shareholders to be held on May 1, 2014 and at any and all adjournments or postponements thereof.

On April 17, 2014, the board of directors of Southside Bancshares approved certain changes to the membership of its Audit, Compensation and Nominating Committees, which were effective immediately. As a result of these changes, the members of such committees are as set forth below:

Audit Committee
Melvin B. Lovelady, CPA (Chairman)
Alton Cade
Pierre de Wet
John R. (Bob) Garrett
Joe Norton
William Sheehy
Donald W. Thedford

Compensation Committee
Joe Norton, Chairman
Dr. Larry Anderson
John R. (Bob) Garrett
Melvin B. Lovelady
William Sheehy
Preston Smith

Nominating Committee
John R. (Bob) Garrett, Chairman
Alton Cade
Pierre de Wet
Joe Norton
William Sheehy